UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (b) OF

THE SECURITIES EXCHANGE ACT OF 1934

ACM Research, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3290283
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

42307 Osgood Road, Suite I Fremont, California	94539
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Class A common stock, $0.0001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☐

Securities Act registration statement number to which the form relates:

333-220451

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

Item 1. Description of Registrant’s Securities to be Registered.

The description relating to the Registrant’s Class A common stock, $0.0001 par value per share, under the heading “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-220451), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ACM Research, Inc.

Date: November 1, 2017	By:	/s/ DAVID H. WANG
David H. Wang
Chief Executive Officer and President

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